UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2010

DELEK US HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-32868	52-2319066
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

Effective February 23, 2010, Delek Refining, Ltd. (the “Borrower”), a wholly-owned subsidiary of the registrant, Delek US Holdings, Inc. (the “Company”), entered into a $300 million asset-backed revolving credit agreement (the “Wells ABL”) with a consortium of lenders including Wells Fargo Capital Finance, LLC (“Wells”) as administrative agent. The Wells ABL is scheduled to mature in February 2014 and it replaces the Borrower’s former credit facility described in Item 1.02 below which would have expired in April 2010.

The primary purpose of the Wells ABL is to support the working capital requirements of the Borrower’s petroleum refinery in Tyler, Texas. The Wells ABL includes (i) a $300 million revolving credit limit, (ii) a $30 million swing line loan sublimit, (iii) a $300 million letter of credit sublimit, and (iv) an accordion feature which permits an increase in borrowings of up to $600 million subject to additional lender commitments. Under the facility, revolving loans and letters of credit are to be provided subject to availability requirements which are determined under a borrowing base as such terms are defined under the Wells ABL. The initial pricing for loans under the facility, includes a margin of 4.0% above LIBOR for loans designated as LIBOR Rate Loans and 2.50% above the prime rate for loans designated as Base Rate Loans.

Under its terms, the lenders under the Wells ABL were granted a perfected, first priority security interest in all accounts receivable, general intangibles, letter of credit rights, deposit accounts, investment property, inventory, equipment and all products and proceeds thereof. The security interest in the equipment is limited to $50 million and will be subordinated or released under certain limited circumstances. The Company is guarantor of Borrower’s obligations under the Wells ABL, with the Company’s guaranty being limited to $15 million.

Wells and Bank of America, N.A., serve as co-collateral agents. Wells, Banc of America Securities LLC and SunTrust Robinson Humphrey, Inc served as joint lead arrangers and joint bookrunners. SunTrust Bank, an affiliate of SunTrust Robinson Humphrey, Inc., served as administrative agent, issuing bank, swing line lender and collateral agent of the Borrower’s former senior secured credit facility revolver described in Item 1.02 below. SunTrust Bank also serves as syndication agent under the senior secured credit facility for MAPCO Express, Inc., a wholly-owned subsidiary of the registrant and affiliate of the Borrowers.

Item 1.02 Termination of Material Definitive Agreement

Effective upon the execution of the Wells ABL described in Item 1.01 above, the Second Amended and Restated Credit Agreement dated October 13, 2006 (the “SunTrust ABL”) by and between Delek Refining, Ltd. and Delek Pipeline Texas, Inc., as borrowers, and various lenders including SunTrust Bank as administrative agent, issuing bank, swingline lender and collateral agent, was terminated. SunTrust Robinson Humphrey, Inc., an affiliate of SunTrust Bank, served as joint lead arranger and joint bookrunner for the Wells ABL. SunTrust Bank serves as syndication agent under the senior secured credit facility for MAPCO Express, Inc., a wholly-owned subsidiary of the registrant and affiliate of the Borrowers.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above for a description of the Wells ABL.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Not applicable.

(b)
On February 24, 2010, Lynwood E. Gregory, III submitted his resignation as the Senior Vice President of the Company and the Executive Vice President and Chief Operating Officer of the Company’s wholly-owned subsidiary, MAPCO Express, Inc. Mr. Gregory’s resignation is effective September 15, 2010.

(c)	Not applicable.

(d)	Not applicable.

(e)
On February 24, 2010, the Company entered into a severance agreement (the “Agreement”) with Mr. Gregory. Under the terms of the Agreement, Mr. Gregory (A) shall receive a separation payment equal to eighteen months of his base compensation at the time of termination plus all accrued but unused vacation pay as of the end of employment, (B) will receive 12,000 restricted stock units on March 10, 2010 that will vest in full six months following the grant date subject to his continued employment through the vesting date; and (C) agreed to certain releases and post-employment terms of separation. The Agreement also states that all outstanding non-qualified options to purchase shares of the Company’s common stock (“NQSOs”) held by Mr. Gregory that are not vested at the time of termination shall immediately become vested and exercisable upon termination, and all NQSOs that are vested or that become vested upon his termination shall remain exercisable for the full term of the NQSO.

(f)	Not applicable

Item 8.01 Other Events

On February 21, 2010, the Company’s president and chief executive officer, Ezra Uzi Yemin, exercised 1,319,493 share purchase rights in connection with a net share settlement. As a result, 638,909 shares of Common Stock were issued to him and 680,584 shares of Common Stock were withheld as a partial cashless exercise and to pay withholding taxes. The 1,319,493 share purchase rights represent the balance of the 1,969,493 share purchase rights granted to Mr. Yemin pursuant to his prior employment agreement and were scheduled to expire on April 30, 2010.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

99.1	Press release issued by Delek US Holdings, Inc. on February 25, 2010.

99.2	Credit Agreement dated February 23, 2010 by and between Delek Refining, Ltd. as borrower and a consortium of lenders including Wells Fargo Capital Finance, LLC as administrative agent.

99.3	Letter agreement dated February 24, 2010 by and between Delek US Holdings, Inc. and Lynwood E. Gregory, III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2010	DELEK US HOLDINGS, INC.
	By:	/s/ Mark B. Cox

	Name: Title:	Mark B. Cox EVP / Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Delek US Holdings, Inc. on February 25, 2010.
99.2	Credit Agreement dated February 23, 2010 by and between Delek Refining, Ltd. as borrower and a consortium of lenders including Wells Fargo Capital Finance, LLC as administrative agent.
99.3	Letter agreement dated February 24, 2010 by and between Delek US Holdings, Inc. and Lywood E. Gregory, III.